   UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date Of Earliest Event Reported): March 1, 2011

TOTAL NUTRACEUTICAL SOLUTIONS, INC.

 (Exact name of registrant as specified in charter)

Commission File Number:  000-53493

Nevada	26-0561199
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

80 Columbia Street Stevenson, Washington	98648
(Address of principal executive offices)	(Zip Code)

(509) 427-5132
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 8.01 Other Events.

Our President, Chief Executive Officer, Interim Chief Financial Officer and Chairman, Marvin S. Hausman, M.D. became the Chief Science Officer of Genesis Biopharma, Inc. pursuant to an Employment Agreement dated March 1, 2011 which has an initial two year term.  Under the Employment Agreement Dr. Hausman will perform the duties of a Chief Science Officer in charge of formulating the biotechnology strategy of Genesis Biopharma and other tasks and duties as assigned by the Chief Executive Officer of Genesis Biopharma.  Genesis Biopharma states in the agreement that it understands and approves of the fact that Dr. Hausman is engaged in other business activities and will continue to do so during the term of the Employment Agreement.  Dr. Hausman estimates that he will work less than seven hours per week for Genesis Biopharma.  Under the agreement Dr. Hausman shall receive an annual salary of $78,000 and will have access to medical insurance coverage, will be paid $1,000 per month for office expenses and will be reimbursed for all reasonable and necessary expenses incurred in connection with the performance of his duties.  He was also granted two three year stock options, one to purchase 500,000 shares at $1.25 which vests immediately, and another to purchase 2,000,000 shares of common stock for $1.25, which vests in monthly installments.  Genesis Biopharma is a biopharmaceutical company engaged in the development and commercialization of drugs and other clinical solutions for metastatic cancers and lethal infectious diseases.

 The board of directors of Total Nutraceutical Solutions, Inc., (“TNS”), other than Dr. Hausman, have considered the terms of Dr. Hausman’s Employment Agreement with Genesis Biopharma and have determined that while Dr. Hausman’s performance of his duties as Chief Science Officer could impact the amount of time that Dr. Hausman will have available for performing his duties as President, Chief Executive Officer and Chairman of TNS, such impact is  unlikely to materially impair Dr. Hausman’s performance at TNS.   However, the disinterested members of the board of directors will periodically assess the situation to ensure that Dr. Hausman’s performance at TNS is not impaired and that his compensation and reimbursement for expenses is reasonable and not duplicative.

Item 9.01

Financial Statements and Exhibits.

     (d)  Exhibits.

Exhibit #	Description
None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL NUTRACEUTICAL SOLUTIONS, INC. (Registrant)

Date: April 15, 2011	By:	/s/ Marvin S. Hausman, M.D.
Marvin S. Hausman, M.D. President and CEO